UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	August 24, 2022

Exact Name of Registrant as Specified in Its Charter:	CALAMP CORP.

Delaware	0-12182	95-3647070
State or Other Jurisdiction of	Commission	I.R.S. Employer
Incorporation or Organization	File Number	Identification No.

Address of Principal Executive Offices:	15635 Alton Parkway, Suite 250
Irvine, CA 92618
Registrant's Telephone Number, Including Area Code:	(949) 600-5600
Former Name or Former Address, if Changed Since Last Report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 per share	CAMP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2022, CalAmp Corp. (the “Company”) received notice that Kurt Binder, the Company’s Executive Vice President and Chief Financial Officer, will resign effective September 30, 2022 (the “Separation Date”), to pursue another professional opportunity.  Mr. Binder’s resignation does not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Binder will remain in his current position to assist with the transition of his responsibilities until the Separation Date.

In the event that a new CFO is not appointed by October 1, 2022, then it is expected that Xiaolian (Cindy) Zhang, the Company’s Senior Vice President of Financial Planning and Analysis, will serve as interim Chief Financial Officer until the new CFO is appointed. Ms. Zhang joined CalAmp in 2017 and has been a senior leader of the finance team, contributing to the Company’s strategic multi-year financial plan, forecast models, and accounting functions, while working closely with our operations and sales teams. Prior to CalAmp, she held finance roles at Vizio Inc. and The Walt Disney Company. She holds a Master of Business Administration from The University of Chicago Booth School of Business, a Master in Foreign Trade from Hunan University and a Bachelor of Science in Electric Engineering from Wuhan University of Technology.

Ms. Zhang has no family relationships that would require disclosure under Item 401(d) of Regulation S-K in this Current Report on Form 8-K, and there is no arrangement or understanding between Ms. Zhang and any other person, pursuant to which Ms. Zhang is to be selected as an officer of the Company that would require disclosure under Item 401(b) of Regulation S-K. Ms. Zhang neither is a party to nor has any direct or indirect material interest in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K in this Current Report on Form 8-K.

A copy of the Company’s related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

    (d)  Exhibits

99.1	Press Release dated August 26, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

August 26, 2022	By: /s/ Jeffrey R. Gardner
Date	Jeffrey R. Gardner
President and Chief Executive Officer
(Principal Executive Officer)